Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report of CVR Partners, LP, a Delaware limited partnership (the “Partnership”), on Form 10-Q for the fiscal quarter ended September 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of CVR GP, LLC, the general partner of the Partnership, certifies, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of such officer’s knowledge and belief:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of the dates and for the periods expressed in the Report.

By:	/s/ DAVID L. LAMP
David L. Lamp
Executive Chairman
CVR GP, LLC
the general partner of CVR Partners, LP
(Principal Executive Officer)

By:	/s/ MARK A. PYTOSH
Mark A. Pytosh
President and Chief Executive Officer
CVR GP, LLC
the general partner of CVR Partners, LP
(Principal Executive Officer)

By:	/s/ TRACY D. JACKSON
Tracy D. Jackson
Executive Vice President and Chief Financial Officer
CVR GP, LLC
the general partner of CVR Partners, LP
(Principal Financial Officer)

By:	/s/ MATTHEW W. BLEY
Matthew W. Bley
Chief Accounting Officer and Corporate Controller
CVR GP, LLC
the general partner of CVR Partners, LP
(Principal Accounting Officer)

Dated: November 3, 2020